Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-171725 on Form S-3 of Local.com Corporation of our report dated March 16, 2011, appearing in the Annual Report on Form 10-K of Local.com Corporation for the year ended December 31, 2010 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Haskell & White LLP HASKELL & WHITE LLP

Irvine, California
March 23, 2011